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                                                                    Exhibit 23.1
                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-81709) of Digital Island, Inc. of our report dated October 29, 1999 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated October 29, 1999 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
December 24, 1999